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                                                                    Exhibit 10.7

                          COMMERCIAL LEASE AGREEMENT


     THIS LEASE AGREEMENT hereafter referred to as "Lease" is made and entered into between DSW Property Management hereafter referred to as "Lessor" and Data Return Corporation, hereafter referred to as "Lessee."

     1. LEASED PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease Agreement, Lessor hereby leases, lets and demises to Lessee the following described premises (referred to as "Leased Premises") and containing approximately 5088 square feet situated at 801 Stadium Drive, Suite 120, Arlington, Texas 76011, further described in Exhibit A hereto.

     2. TERM: Subject to and upon the conditions set forth below, the term of this Lease shall commence on April 1, 1998 and shall terminate the last day of March 31, 2000 (See Special Provisions).

     3. RENT: Shall be as follows (subject to possible escalations in property taxes, insurance, utilities and/or any adjustments to rent spelled out under SPECIAL PROVISIONS).

     Total monthly rent payment:    $2,975.00

which amount shall be payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the lease term provided, that if the "commencement date" should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the lease term.

          a.   On the date of execution of this Lease by Lessee, a security
     deposit shall be paid by Lessee in the amount of $            (See SPECIAL
     PROVISIONS) and is held for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant and Lessee shall immediately restore said security deposit to the full amount required under this Lease.

          b. If any increase in the fire and extended coverage insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use and occupancy of the Leased Premises, or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rental the amount of such increase to Lessor.

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          c.   Other remedies for non-payment of rent notwithstanding, if the monthly rental payment is not received by Lessor (U.S. Postmark date accepted as date received) on or before the tenth day of the month which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month, an additional TEN PERCENT (10%) each month of such past due amount shall become due and payable in addition to such amounts owed under this Lease. Partial payments of rent and/or monies due from Lessee and accepted by Lessor do not constitute payment in full. All checks for rents and/or monies due under the terms of this Lease received by Lessor from Lessee and returned for insufficient funds will incur an additional twenty-five dollar ($25.00) charge to be paid by Lessee to Lessor along with the original amount plus any applicable late fees in a cashable legal tender form and delivered in person by Lessee and/or its agents at Lessor's official address.

     4. SIGNS: No signs, pictures, notices or advertisements may be displayed on any part of the exterior of the building on the Leased Premises without the prior approval of Lessor as to location, size, color, material and manner of attachment. Lessee shall maintain the Lessor-approved sign in good condition.

     5. USAGE: Lessee warrants and represents to Lessor that the Leased Premises shall be used and occupied only for the purposes of office space/warehouse usage. Unacceptable businesses are automotive repair and maintenance, restaurant, paint and body repair, club high personal usage businesses or businesses in Lessor's sole opinion not compatible with the business complex. Lessee shall occupy the Leased Premises, conduct its business, and control its agents, employees, invitees and visitors in such a way as is lawful, reputable, safe and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the building. Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises.

     6. INSURANCE: Lessee shall not permit the Leased Premises to be used in any way which would, in the opinion of Lessor, be unusually hazardous because of fire or would in any way increase or render void the fire insurance on leasehold improvements or contents belonging to any tenant in the building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor's sprinkler credits or imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage rack or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rental the increase in Lessor's insurance premiums. If an increase in the fire and extended coverage premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use or occupancy of the Leased Premises, then Lessee shall pay as additional rental the amount of such increase to Lessor.

     7. UTILITY SERVICE: Lessor shall provide the normal utility service connections into the Leased Premises. Lessor also reserves the right to change utility services without liability for interruption of service. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the Premises, or tubes, Lessee shall pay all costs caused by Lessee introducing excessive pollutants into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any pollutants or solids other than ordinary human waste. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, setting tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by the governmental subdivision for Lessee's use of the sanitary sewer system. If the Leased Premises are in a multi-occupancy building, Lease shall pay all surcharges levied due to Lessee's use of sanitary sewer or waste removal services insofar as such surcharges effect Lessor or other tenants in the building. Lessor shall not be required to pay for any services, supplies or upkeep in connection with the Leased Premises. However, in a multi-occupancy building Lessor may provide water and/or other services to the Leased Premises in which case Lessee agrees to pay to Lessor the stipulated amount or amounts under this Lease for such services.

     8. TAXES, INSURANCE, AND UTILITY INCREASES: If during the first year or any subsequent year of this Lease, there should be increases in the cost of any of the following: the property taxes, building insurance, commercial water, sewer, and garbage fees, then such increases may at Lessor's discretion, be passed on to the Lessee by raising the rent upon one full month's notice thereof from Lessor to Lessee. The increase in the monthly rental payment and fees shall increase by taking amount of the monthly increases times the percent of the Lessee's leased space square footage to the total building's square footage.

     9. REPAIRS AND MAINTENANCE: Unless otherwise expressly provided herein, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises

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during the term of this Lease except such repairs as are set forth in this subparagraph. Lessor shall maintain only the roof, foundation, underground plumbing, outside and underground electrical, outside maintenance, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass and all doors) of the building in good repair and condition except for reasonable wear and tear. Lessee shall repair and pay for any damage caused by Lessee's negligence or default. Lessee shall give written notice to Lessor of the need for Lessor obligated repairs, which repairs shall then be reasonably made by Lessor. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

          a. Lessee shall, at its own risk and expense, maintain all other parts of the building and other improvements on the Leased Premises in good repair and condition (including all necessary replacements), including, but not limited to the electrical fixtures, light bulb replacement, plumbing fixtures, pest control, air conditioning equipment, etc. Lessee shall take good care of all the property and its fixtures. Should Lessee neglect to keep and maintain the Leased Premises, then Lessor shall have the right, but not the obligation, to have the work done and any reasonable costs therefore shall be charged to Lessee as additional rental and shall become payable by Lessee with the payment of the rental next due thereunder.

          b. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth below.

     10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Leased Premises. Lessee further agrees to comply with the following:

          a.   Nothing to be stored on the outside of the building.

          b. No inoperative or unlicensed vehicles are to be left in the parking area.

          c. User shall keep the immediate area outside its Leased Premises clean of trash.

          d. Lessee shall not disturb adjoining tenants with offensive materials, odors, or loud noises.

          e. Lessee shall use the trash dumpsites for on-site created garbage use only and shall break down all empty cartons in order to use the dumpsters effectively.

          f. If Lessee's dumpster use is in Lessor's sole opinion excessive, Lessee shall be required to make alternative arrangements for its disposal of garbage.

          g. Lessee shall not at any time occupy any part of the Leased Premises as sleeping or lodging quarters.

          h.   No pets or animals are allowed in Leased Premises.

     11. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Lessor. Any alterations, physical additions or improvements to the Leased Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. This clause shall not apply to moveable Trade Fixtures owned by Lessee that may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if Trade Fixtures are not then subject to any other rights, liens and interests of Lessor.

     12. CONDEMNATION: If the Leased Premises shall be taken or condemned for any public purpose or for any reason whatsoever to such an extent to render it untenantable, Lessor or Lessee shall have the option to terminate this Lease effective as of the date of taking or condemnation and any prepaid future rents paid to Lessor by Lessee shall be refunded. Should a portion or all of the Property of which the Leased Premises is a part be taken or condemned for any public purpose or for any reason whatsoever, Lessor may at his sole option terminate this Lease effective as of the date of taking or condemnation. If such option is exercised by Lessor, Lessor shall be obligated to refund any prepaid

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future rents paid to Lessor by Lessee. Any awards and/or proceeds from any taking or condemnation shall be for Lessor's benefit and Lessee waives all claims thereto.

     13. FIRE AND CASUALTY: If the Leased Premises should be totally destroyed by fire, tornado or other casualty, or if the Leased Premises should be so damaged so that rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

          a. If the Leased Premises should be partially damaged by fire, tornado or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety
     (90) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under the Lease shall cease to exist.

     14. CASUALTY INSURANCE: Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against loss or damage by fire, explosion or other hazards and contingencies; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon, or within the Leased Premises or any fixtures installed by or paid for by Lessee upon or within the Leased Premises or any additional improvements which Lessee may construct on the Leased Premises. Lessor shall in no way be obligated or liable to replace, repair or reimburse Lessee for any damages to Lessee's personal property (including but not limited to any Trade Fixtures, inventory, goods or supplies) and/or any interruption of Lessee's business no matter whom or what caused such damage. It is highly recommended that Lessee obtain sufficient insurance to cover its personal property. Any insurance which may be carried by Lessor or Lessee insuring against damage to the building or buildings and/or any contents therein shall be for the sole benefit of the party carrying such insurance and under its sole control.

     15. HOLD HARMLESS: Lessor, its employees and agents, shall not be liable to Lessee and/or Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury or death to person or damage to property on or about the Leased Premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon or about the Leased Premises under express or implied invitation by Lessee, or caused by the building and/or buildings and improvements located thereon of which the Leased Premises is a part, becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises.
Lessee agrees to indemnify and hold harmless Lessor, its employees and agents from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury. It is highly recommended that Lessee add the Lessor as an additional insured on their liability insurance policy.

     16. QUIET ENJOYMENT: Lessor warrants that he has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease as well as any extension or renewal thereof.

     17. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours, to enter the Leased Premise for the following reasons: inspection, cleaning or making repairs, making alterations or additions as Lessor may deem necessary or desirable, determining Lessee's use of the Leased Premises, or determining if an act of default under this Lease has occurred. Lessor shall have the right to (during the last 30 days of this Lease and during business hours) to show the Leased Premises to prospective tenant.

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     18.  ASSIGNMENT OR SUBLEASE: Lessee shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease with the following exceptions (unacceptable businesses are automotive repair, restaurant, paint and body shop, private club, high personnel usage business or business in Lessor's sole opinion not compatible with the business complex). Lessee shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Lessor's receipt of written notice by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event of any assignment or subletting, Lessee shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subtenant shall not be construed to constitute a notation or a release of Lessee from the further performance of obligations under this Lease.

     19. LANDLORD'S LIEN: As security for Lessee's payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the Leased Premises. If Lessee abandons or vacates any substantial portion of the Leased Premises or in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the Leased Premises without liability for trespass, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales with or without notice, to the highest bidder for cash, and on behalf of Lessee, sell and convey all or part of their personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

     20. UNIFORM COMMERCIAL CODE: To the extent, if any, this Lease grants Lessor any lien or lien rights greater than provided by the laws of this State (the State in which the Leased Premises are located) pertaining to "Landlord's Liens," this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of this State and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the Leased Premises which are granted a secured party, as that term is defined, under this State's Uniform Commercial Code to secure the payment to Lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.

     21. DEFAULT: The following shall be deemed to be events of default by Lessee under this Lease:

          a. Failure to pay when due any designated installment of rent or any other payment required pursuant to this Lease and such failure shall continue for a period of fifteen (15) days.

          b. Failure to correct any other breach of a condition or requirement of this Lease, other than the payment of Rent or any other payment required pursuant to this Lease, within ten (10) days after written notice to Lessee.

          c. Adjudication a bankruptcy, insolvency, assignment for the benefit of creditors, proceedings under the National Bankruptcy Act or the appointment of a receiver or trustee of all of or substantially all of Lessee's assets.

          d. The substantial abandonment of the Leased Premises by Lessee or failure of Lessee to operate its business from the Leased Premises and the continuance of such failure for thirty (30) days.

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     22.  LESSOR'S REMEDIES: Upon occurrence of an event of default, the Lessor may pursue any one or more of the following remedies:

          a. REMEDIES, TENANT REMAINING IN POSSESSION: Upon the occurrence of any event of default enumerated in paragraph 21 hereof, Lessor shall have the option of (i) terminating the Lease by written notice thereof to Lessee, (ii) continuing this Lease in full force and effect, or (iii) curing such default on behalf of Lessee.

               (1) In the event Lessor shall terminate this Lease, the following shall occur. Upon written notice to Lessee, this Lease shall be ended to Lessee and all persons holding under Lessee, and all of Lessee's rights shall be forfeited and lapsed, as fully as if this Lease had expired by lapse of time and there shall immediately become due and payable the amount by which (i) the total of the rent and the benefits which would have accrued to Lessor under this Lease for the remainder of the term if the terms and provisions of this Lease had been fully complied with by Lessee exceeds (ii) the then-fair-market rental value of the premises for the balance of the term (it being the intention of both parties hereto that Lessor shall receive the benefit of its bargain); and the Lessee shall immediately surrender the Leased Premises to Lessor. If Lessee shall fail to do so, Lessor may without notice and prejudice to any other remedy available enter and take possession of the Leased Premises and remove Lessee and/or anyone occupying the Leased Premises and its effects without being liable to prosecution or any claim for damages, in addition to the sum immediately due from Lessee under the foregoing provision, there shall be recoverable from Lessee:

               (a) the cost of restoring said Leased Premises to good condition, normal wear and tear excepted;

               (b) all accrued sums, plus interest at the rate of ten percent (10%) per annum and charges, if in arrears, under the terms of this Lease up to the date of termination;

               (c) Lessor's cost of recovering possession of the Leased Premises; and

               (d) Rent and sums accruing subsequent to the date of termination pursuant to the holdover provisions of paragraph 8.

               (2) In the event that Lessor shall elect to continue this Lease in full force and effect and Lessee shall continue to be liable for all rents, Lessor shall nevertheless have all the rights of re-entry upon said Leased Premises without becoming liable for damages, or guilty of a trespass and Lessor after re-entry may relet the Leased Premises or any part thereof, for a period of time equal to or lesser or greater than the remainder of the term on whatever terms and conditions Lessor, at Lessor's sole discretion, deems advisable. Against the rents and sums due from Lessee to Lessor during the remainder of the term, credit shall be given Lessee in the net amount of rent received from the new tenant after deduction by Lessor for:
          (i) the cost incurred by Lessor in reletting the Leased Premises (including, without limitation, remodeling costs, brokerage fees and the like; (ii) the accrued sums, plus interest and late charges if in arrears, under the terms of this Lease; (iii) Lessor's cost of recovering possession of the Leased Premises; and (iv) the cost of storing any of Lessee's property left on the Leased Premises after re-entry.

                    Notwithstanding any provision in this paragraph 23 to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the term hereof, Lessor may, at Lessor's election, either relet to still another substitute tenant, or terminate this Lease and exercise its rights under this paragraph 22.

               (3) In the event Lessor shall elect to cure the default of Lessee at Lessor's expense, the cost of such cure plus interest thereon at the rate of ten percent (10%) per annum shall become additional rent and shall become due immediately.

          b. REMEDIES, ABANDONMENT: Upon abandonment, Lessor shall have the option of either: (1) terminating this Lease by written notice thereof to Lessee, or (2) continuing this Lease in full force and

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     effect. 22a(1) shall be applicable except subparagraph (c) (costs of recovering possession) and subparagraph (d) (holdover rent). In the event Lessor shall continue this Lease in full force and effect, Lessor may from time to time sue Lessee to recover all amounts accrued to the date of suit under the terms and provisions of the Lease (plus legal costs) without such suit constituting termination of this Lease or relet the Leased Premises under all the terms and provisions hereof except costs of recovering the Leased Premises.

     23. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 22 above shall not preclude pursuits of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute a forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     24. SURRENDER AT TERMINATION: At the expiration or termination of this Lease, Lessee shall peaceably vacate the Leased Premises and deliver all alterations and additions thereto in good repair and condition, reasonable wear and tear expected, restoring the Leased Premises wherever necessary and leaving it clean and neat. Any of Lessee's trade fixtures and/or personal property not removed at the expiration or other termination of this Lease (or within seventy-two (72) hours after a termination by reason of Lessee's default may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice or obligation to compensate Lessee or to account for such disposition, Lessee shall pay to Lessor all costs incurred by Lessor in connection therewith. Lessee's obligations under this section shall survive expiration or other termination of this Lease.

     25. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

     26. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Leased Premises, Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. In no event shall the attorney's fees be less than fifteen percent (15%) of the outstanding balance owed by Lessee to Lessor.

     27. HOLDING OVER: Unless otherwise notified by Lessor, if Lessee shall continue to occupy the Leased Premises following the expiration of this Lease Agreement, such occupancy shall be deemed a month-to-month tenancy. During such tenancy all terms, provisions and conditions of the Lease Agreement shall apply to the month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term. Such month-to-month tenancy may be terminated by either Lessor or Lessee with at least one full month's previous written notice to the other party.

          a. If Lessee continues to occupy the Leased Premises after the expiration or earlier termination of this Lease Agreement against Lessor's will or if Lessee fails to renew this Lease Agreement at Lessor's request prior to the expiration of this Lease Agreement or under a month-to-month tenancy one full month after notice of such lease renewal request from Lessor to Lessee, Lessee agrees to pay Lessor as Liquidated Damages for each month of continued occupancy an amount equal to one and one-half (1.5) times the rent being paid for the month the Lease Agreement expires or is terminated. No receipt of money after the expiration or termination of this Lease Agreement shall reinstate or extend this Lease or affect any prior notice given by Lessor to Lessee.

     28. RIGHTS OR MORTGAGEE: Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the Leased Premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any mortgage, deed of trust or other lien hereafter placed on the Leased Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser's as its Lessor, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

     29. LIABILITY OF LESSOR - SALE BY LESSOR: Lessee shall look solely to Lessor's interest in the building and land upon which the Leased Premises is situated, for recovery of any judgment against Lessor. A sale, conveyance, or assignment of Lessor's interest in the Leased Premises shall operate to release Lessor from all the covenants, terms, and conditions of this Lease, expressed or implied, and Lessee agrees to look solely to the successor in interest of the Lessor for the performance of such obligations.

     30. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying that Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee.

     31. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of the Lease then notwithstanding the happening of such event, this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

     32. RENT TAX: If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     33. NOTICE: All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth below, or any other address Lessor may specify from time to time by written notice delivered to Lessee.

          a. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

          b. Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at the respective addresses (Legal Address) set out at the end of the main body of this Lease.

     34. DEFINITIONS: These definitions apply to the terms defined as those terms used throughout this Lease.

          a. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

          b. An "Act of God' or "force majeure" is defined for purpose of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonable within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

          c.   The "commencement date" shall be the date set forth in paragraph
     2. The "commencement date" shall constitute the commencement of this Lease Agreement for all purposes, whether or not Lessee has actually taken possession.

          d. "Real property tax" means all city, state and county taxes and assessments including special district taxes or assessments.

          e. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph.

     35. ACCEPTANCE OF LEASED PREMISES: Lessee acknowledges that it has inspected the Leased Premises and accepts the same and the improvements erected thereon in their present condition as suitable for the purpose for which the same are leased.

     36. SEVERABILITY: Should any part or provision of this Lease or the application thereof to any person or circumstance be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     37. CORPORATE AUTHORITY: If Lessee executes this Lease as a corporation, the person or persons executing this Lease on behalf of Lessee do hereby personally represent and warrant that Lessee is a duly authorized and existing corporation and the Lessee is qualified to do business in the state in which the Leased Premises are located. That the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee.

     38. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES, THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES AND/OR IMPLICATIONS BY WAY OF LESSOR'S ACTIONS OR LACK THEREOF PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE.

     39. PLACE OF PERFORMANCE: Any legal suit arising from or relating to this Lease shall be brought in Collin County in the State of Texas, except eviction proceedings, which shall take place in the county where the Leased Premises lies.

     40.  SPECIAL PROVISIONS:
   --------------------------------------------------------------------
   1. SECURITY DEPOSIT: Lessee shall not be required to post a security deposit as a result of taking the leased premises "as is". However, Lessee shall be liable to pay, prior to termination of the Lease, for any damages to the Leased Premises or repair any items in disrepair. All rents and other fees required under this Lease shall have to be paid in advance of Lease termination.
   2. EARLY TERMINATION: Lessee may terminate this Lease any time after April 1, 1999 by giving Lessor two (2) months written notice of a desire to vacate the Leased Premises. Notice becomes effective on the first day of the month following receipt of the notice. Lessor shall at that time be allowed to market and show the Leased Premises to potential tenants. If the Lessor is unable to find another client to take the Leased Premises, Lessee shall be required to pay a termination penalty equivalent to $5,950.00 to be made payable in the form of a cashier's check five (5) days prior to Lease termination. If during the five (5) days prior to Lease termination, Lessor shall find a qualified new tenant for the space, Lessor shall be required to refund the termination penalty within ten (10)
   --------------------------------------------------------------------

   --------------------------------------------------------------------
          days following the termination date. The new tenant must
          take possession of the Leased Premises and have paid all deposits and rents.
     3.   PARKING: Parking is limited to the areas immediately in
          front and behind the Leased Premises and on a not-to-interfere basis at other tenants within the 801-803 Stadium Drive complex. Should excessive parking become a problem, in the sole opinion of the Lessor, Lessee shall be required to lease additional off-site parking for employee use at Lessee's expense.
   --------------------------------------------------------------------

Executed the 31 day of March, 1998.


LESSOR:                                 LESSEE:


DSW Property Management                        Data Return Corporation
--------------------------------------------   ---------------------------------
(Lessor Name)                                  (Lessee Name)


a ((Lessor Business Type))                     a corporation
  ------------------------------------------     -------------------------------
(ex: corporation, partnership or sole          (ex: corporation, partnership or
proprietor)                                    sole proprietor)

by  /s/ Harold L. Sickler                      by  /s/ Michelle R. Chambers
    ----------------------------------------      ------------------------------
    Signature                                     Signature

Harold L. Sickler, Owner/Managing Partner      Michelle R. Chambers
--------------------------------------------   ---------------------------------
(Print Name and Title)                         (Print Name and Title)


Ph #  (972) 248-1091                           Ph #'s  (0)  817-461-7715

      (972) 790-9733                           Pager        817-227-1875

                                                  (Fax)     817-274-1141

LESSOR'S                                       LESSEE'S
LEGAL ADDRESS:                                 LEGAL MAILING ADDRESS:

6825 LEVELLAND DR., SUITE 3A                   801 Stadium Dr., Ste 117
--------------------------------------------   ---------------------------------

DALLAS, TEXAS 75252                            Arlington, TX   76011
--------------------------------------------   ---------------------------------

                                     GRAPHIC OF STADIUM, ARLINGTON, TEXAS 76011


                                  EXHIBIT "A"
                                  -----------


     The Leased Premises can be legally described as a portion (Suite 120) of that one story building known as 801 Stadium Drive situated on Lot 1, Block 2, Stadium Oaks, an addition to the City of Arlington, Tarrant County, Texas, as recorded in Volume 388-164, Page 5 of the Plat Records of Tarrant County, Texas.

                         [Graphic of Leased Premises]